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Exhibit 10.10


                             REAL ESTATE LIEN NOTE


DATE: September 15, 2005

MAKER(S):  PENGE CORP, KIRK FISCHER, CEO

MAKER'S MAILING ADDRESS (INCLUDING COUNTY):     3327 West Wadley, Suite 3-366
                                                Midland, Texas 79707

PAYEE(S):   Mark Reis

PLACE FOR PAYMENT(INCLUDING COUNTY):            5238 Bryanhurst Lane
                                                Spring, TX 77379, Harris County

PRINCIPAL AMOUNT:        Two Hundred Thousand Dollars and NO/1OO'S ($200,000.00)

ANNUAL INTEREST RATE ON UNPAID PRINCIPAL FROM OCTOBER 15, 2005: Twenty-Four percent (24%)

ANNUAL INTEREST RATE ON MATURED, UNPAID AMOUNTS: Twenty-Four percent (24%)

TERMS OF PAYMENT (principal and interest):

         Interest and Principal shall be due and payable in one installment of $200,000 plus 3% transaction fee and interest accrued beginning October 15, 2005.

         Maker shall have the right and option to prepay all or part of the outstanding principal balance of this note without penalty or premium; provided, however, that if the principal of this note is prepaid in whole or in part, at any time after the date hereof, all accrued and unpaid interest with RESPECT TO SUCH PRINCIPAL AMOUNT PREPAID IS DUE AND PAYABLE ON THE DATE OF SUCH PREPAYMENT. All sums paid hereon shall be applied first to the satisfaction of unpaid and accrued interest, then to the discharge of any expenses for which the Payee hereof may be entitled to receive reimbursement under the terms of this note or under the terms of any other document executed in connection herewith, and lastly, to the unpaid principal.

 SECURITY FOR PAYMENT:

         This note is secured by a deed's of trust of even date from Maker to Mark Reis, Trustee, which covers:

         The South West corner 7 acres out of Tract 1, Section 29, of the Bluffs Addition, San Angelo, Texas.

         The cross streets are Sherwood Way (S. US 67) and Southland BLVD (route
2288)


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         Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

         If Maker defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement (not less that 30 days), then Payee may declare the unpaid principal balance and earned interest on this note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

         If this note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due.

         In the event Maker shall sell, conveyor otherwise transfer his interest in the Property, or enter into a lease of the Property for a period longer than Six (6) months, without the express written consent of Payee, Payee shall have the right to declare the entire outstanding balance of this note, together with all accrued, unpaid interest thereon, immediately due and payable.

         Each Maker is responsible for all obligations represented by this note.

         When the context requires, singular nouns and pronouns include the plural.

                                         By: /s/ Kirk Fischer
                                         ----------------------------
                                         Kirk Fischer, CEO, Penge Corp



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